Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERCONDUCTOR TECHNOLOGIES STOCKHOLDERS HAVE APPROVED THE PENDING MERGER WITH CLEARDAY

Majority Vote Secured at August 10, 2021, Special Meeting of Stockholders

Austin, Texas, August 12, 2021 – Superconductor Technologies Inc. (STI) (OTCQB: SCON) is pleased to announce that its stockholders have approved the proposed merger with Clearday at STI’s special meeting of stockholders held on August 10, 2021. STI looks forward to closing the merger as soon as practicable.

“I would like to thank our stockholders for their overwhelming support of the proposed merger with Clearday,” stated Jeffrey A. Quiram, President and CEO of Superconductor. “Following an assessment of strategic alternatives, our Board of Directors concluded that the merger with Clearday offers an excellent opportunity to create meaningful value for our stockholders. We’re pleased that our stockholders affirmed their support of that conclusion with yesterday’s vote.”

“We greatly appreciate the participation and support that STI stockholders exhibited earlier this week in favor of the pending merger,” added Jim Walesa, Clearday’s President and CEO. “We look forward to welcoming STI stockholders as Clearday stockholders upon the final closing of the transaction.”

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc. is a global leader in superconducting innovation. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.’s common stock is listed on the OTC QB market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com

No Offer or Solicitation

This communication is not intended to be and shall not constitute an offer to sell, the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Any statements in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company and opportunities relating to or resulting from the merger), and statements regarding the nature, potential approval and commercial success of Clearday and its product line, the effects of having shares of capital stock traded on the OTC Market, Clearday’s and the post-merger combined company’s financial resources and cash expenditures. Forward-looking statements are usually identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “ideal,” “may,” “potential,” “will,” “could” and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. These factors, risks and uncertainties include, but are not limited to: risks relating to the completion of the merger, including the satisfaction of closing conditions; risks related to STI’s ability to correctly estimate and manage its operating expenses and its expenses associated with the proposed merger pending closing; the cash balances of the combined company following the closing of the merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the success and timing of regulatory submissions; regulatory requirements or developments; changes in capital resource requirements; and other factors discussed in the “Risk Factors” section of STI’s most recent annual report, subsequent quarterly reports and in other filings STI makes with the SEC from time to time. Risks and uncertainties related to Clearday that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Clearday’s plans to develop and commercialize its future daily care centers and other non-residential daily care services; Clearday’s commercialization, marketing and implementation capabilities and strategy; developments and projections relating to Clearday’s competitors and its industry; the impact of government laws and regulations; and Clearday’s estimates regarding future revenue, expenses and capital requirements. In addition, the forward-looking statements included in this press release represent STI and Clearday’s views as of the date hereof. STI and Clearday anticipate that subsequent events and developments will cause their respective views to change. However, while STI and Clearday may elect to update these forward-looking statements at some point in the future, STI and Clearday specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing STI’s or Clearday’s views as of any date subsequent to the date hereof.

Investor Contact:

Moriah Shilton, or Kirsten Chapman, LHA Investor Relations

invest@suptech.com

1.415.433.3777